Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in the Amendment Number Four to the Form SB-2 Registration Statement of Kanakaris Communications, Inc. and Subsidiary our report for the years ended September 30, 1999, and 1998 dated December 2, 1999, relating to the consolidated financial statements of Kanakaris Communications, Inc. and Subsidiary which appear in such Form SB-2, and to the reference to our firm under the caption "Experts" in the Prospectus.


                                                  /s/ Weinberg & Company, P.A.

                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants

Boca Raton, Florida
January 4, 2000